As filed with the Securities and Exchange Commission on__________, 2009
Registration No. 333-______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Executive English Institute, Inc.
(Name of small business issuer in its charter)

Nevada	8200	26-3909041
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Executive English Institute, Inc.
5453 Beach Pine Street
Las Vegas, NV 89130
 (702)  658-7258
(Address and telephone number of principal executive offices and principal place of business)

Executive English Institute, Inc.
5453 Beach Pine Street
Las Vegas, NV 89130
 (702) 658-7258
(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [X]

Indicate by the check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Larger accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee [1]

Common stock	17,000,000 (2)	$0.02	$340,000	$13.36
	3,000,000 (3)	$0.02	$60,000	$ 2.36
			Total	$15.72
(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).
(2) Existing Shareholders
(3) Direct Public Offering

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Executive English Institute, Inc.
20,000,000 Shares of Common Stock at $0.02 per Share

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are offering for sale, 17,000,000 shares of common stock. In addition, we are offering up  to 3,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or  Broker-dealers in a $10,000 minimum offering .   In the event that $10,000 is not raised all funds will be returned to investors. The offering price is $0.02 per share for both newly issued shares and those being sold by current shareholders. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of the board of directors. The sale of shares by the selling shareholders may continue past the expiration of the offering but such shares must be sold at the price of $0.02 during the term of this offering.  In the event that up to 3,000,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. All money received will be retrieved by us and there will be no refund. Your subscription will only be deposited in a separate bank account under our name.

Steve Rudish, our sole officer and director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Mr. Rudish will not receive any compensation for his role in selling shares in the offering.

The Company is not a Blank Check company.  Management and shareholders have not entered into any agreement nor is there any current intent to do so to merge or acquire another existing business other than one which would speed the implementation of its current business plan.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

	Offering Price Per Share	Offering Expenses(1)	Proceeds to Executive English Institute, Inc.
	$ 0.02	$ 0	$0.02

Offering:	$60,000	$0.00	$60,000
Selling Shareholders	$340,000	$0.00	$0

(1)	These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ 2009.

Until 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

Executive English Institute, Inc.

Executive English Institute, Inc is a start-up company that will offer a wide range of online education and test preparation courses and other related services and products. Our courses are designed to help professionals and other course participants obtain and maintain the skills, licenses and certifications necessary to advance their careers.

Furthermore, multinational companies in Asian countries, particularly China, will be targeted to underwrite the project for their own middle management workers who show promise to move into upper management internationally. While some may have a level of proficiency in English we intend to provide the opportunity to improve their grasp of Business English including the use of colloquialisms, as well as American business customs and culture.

We intend to hire employees with knowledge gleaned from their respective histories in the fields of online learning, distance education, accreditation, and the development of curricular content; specifically within the domain of English Language and American social structure.

We are a company from inception to date without revenues or operations; we have minimal assets, and have incurred losses since inception.  Our auditors have issued a going concern opinion regarding our ability to continue in business.  We will not be able to generate revenues until we solicit clients, which is dependent upon raising a minimum of $10,000 pursuant to this offering.

Our principal executive office is located at 5453 Beach Pine Street, Las Vegas, NV 89130 and our telephone number is (702) 658-7258. We were formed under the laws of the State of Nevada on December 18, 2008.

The terms "we," "us" and "our" as used in this prospectus refer to Executive English Institute, Inc.

The Offering

The following is a brief summary of the offering:

Securities being offered:	17,000,000 shares of common stock being held by current shareholders and up to 3,000,000 shares of newly issued common shares par value $0.001 per share. Minimum offering 500,000 shares.

Offering price per share:	$0.02 per share

Offering period:	The shares are being offered for a period of 180 days, or an additional 90 days if extended by us, although we may close the offering on any date prior upon resolution by the board of Directors.

Net proceeds to us:	(net proceeds of $60,000) less offering expenses of $0

Person making the determination	Steve Rudish, our sole officer and director whether the offering conditions are satisfied:

Use of proceeds:	We will use the proceeds to pay administrative expenses, the Implementation of our business plan, and working capital.

Number of shares outstanding	17,000,000
Before the offering:

Number of shares outstanding	20,000,000
After the offering if all of the
shares are sold:

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

Period from
Dec. 18, 2008
(date of inception)
Feb. 28, 2009
(Audited)
Balance Sheet
Total Assets	$4,576
Total Liabilities	$0
Stockholders’ Equity	$4,576

Period from
Dec. 18, 2008
(date of inception)
Feb 28, 2009
(Audited)
Income Statement
Revenue	$0
Total Expenses	$20,424
Net Income (Loss)	$20,424

RISK FACTORS

Any investment in our common stock involves a high degree of risk. One should consider carefully the risks and uncertainties described below and all other information contained in this prospectus before deciding whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to Executive English Institute, Inc.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights or defend against third-party allegations of infringement may be costly and ineffective.

We believe that our copyrights, trademarks and other intellectual property are instrumental to our success. We depend to a large extent on our ability to develop and maintain the proprietary aspects of our technology and products.

Additionally we will rely primarily on copyrights, trademarks, trade secrets, unpatented proprietary technologies, processes and know-how and other contractual restrictions to protect our intellectual property. Nevertheless, these provide only limited protection and the actions we take to protect our intellectual property rights may not be adequate. Our trade secrets may become known or be independently discovered by our competitors. Third parties may infringe upon or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition or operating results. Policing the unauthorized use of proprietary technology can be difficult and expensive.

Also, litigation may be necessary to enforce our future intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. The outcome of such potential litigation may not be in our favor and any success in litigation may not be able to adequately protect our rights. Such litigation may be costly and divert management’s attention away from our business. An adverse determination in any such litigation would impair our intellectual property rights and may harm our business, prospects and reputation. Enforcement of judgments in China is uncertain, and even if we are successful in litigation, it may not provide us with an effective remedy. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Our regulatory environment and our reputation may be negatively influenced by the actions of other post-secondary educational institutions.

We are part of a large and highly regulated post-secondary education market that includes public and private two-year and four-year colleges, and other for-profit and not-for-profit institutions. In recent years, regulatory investigations and civil litigation have commenced against several companies that own for-profit educational institutions, as well as against public and private non-profit institutions. These investigations and lawsuits have alleged, among other things, deceptive trade practices and non-compliance with Department of Education regulations or state consumer protection laws. These allegations have attracted adverse media coverage and have been the subject of legislative hearings and regulatory actions at both the federal and state levels. Although the media, regulatory and legislative focus has been primarily upon the allegations made against specific companies and institutions, broader allegations against the overall post-secondary education sector may negatively impact public perceptions of other educational institutions. Adverse media coverage regarding other companies in the for-profit school sector or public and private non-profit institutions, or regarding us directly, could damage our reputation, could result in lower enrollments, revenues and operating profit, and could have a negative impact on our stock price. Such allegations could also result in increased scrutiny and regulation by the Department of Education, Congress, accrediting bodies, state legislatures or other governmental authorities on all educational institutions, including us.

The inability of our graduates to obtain licensure in their chosen professional fields of study could reduce our enrollments and revenues, and potentially lead to litigation that could be costly to us.

Certain of our graduates may seek professional licensure in their chosen fields following course completion. Their success in obtaining licensure depends on several factors, including the individual merits of the learner, but also may depend on whether the institution and the program were approved by the state or by a professional association, whether the program from which the learner graduated meets all state requirements and whether the institution is accredited. Certain states have refused to license students who graduate from programs that do not meet specific types of accreditation, residency or other state requirements.

Our auditors have issued a going concern opinion.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might reduce the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on December 18, 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through Feb. 28, 2009 is $20,424

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

Investors will experience immediate substantial dilution.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of Feb. 28, 2009, the net tangible book value of our shares of common stock was $ 4,576 or approximately $ .0003 per share based upon 17,000,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 20,000,000 shares to be outstanding, will be $ 64,576 or approximately $ .0033 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $ .003 per share without any additional investment on their part. You will incur an immediate dilution of $ .017 per share.

Our limited operating history makes evaluating our business difficult.

We have a limited operating history and we may not sustain profitability in the future.

To sustain profitability, we must:
•	Develop and identify new clients in need of our services
•	attract, integrate, and motivate highly qualified professionals;
•	achieve and maintain adequate utilization and suitable billing rates for our revenue-generating professionals;
•	maintain and enhance our brand recognition; and
•	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our limited operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history.

Expanding our service offerings or number of offices may not be profitable.

We may choose to develop new service offerings or open new offices because of market opportunities or client demands. Developing new service offerings involves inherent risks, including:
•	our inability to estimate demand for the new service offerings;
•	competition from more established market participants;
•	a lack of market understanding; and
•	unanticipated expenses to recruit and hire qualified consultants and to market our new service offerings.

In addition, expanding into new geographic areas and/or expanding current service offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit the marketing of our information website. The information website is how we will generate revenue. Because we will be limiting our marketing activities, we may not be able to attract enough suppliers and customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our sole officer and director, Steve Rudish, will only be devoting limited time to our operations. Mr. Rudish will be devoting approximately 20 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because our sole officer and director do not have prior experience with online marketing, we may have to hire additional experienced personnel to assist us with our operations.  The company is dependent upon developing and hiring expertise in items such as online ads, email blasts and banners along with the tracking and analyzing of results. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

We may not be able to absorb the costs of being a public company.

Being a public company requires many ongoing costs including audits, filing fees and additional legal fees.  In the event that the company cannot absorb these costs the company may be required to cease being public or to cease operations altogether.

Our Sole Officer and Director does not have prior experience in financial accounting.

Mr. Rudish has been a career educator and part time entrepreneur. As such his experience in financial accounting as it pertains to the Securities Act of 1934 is in passing at best. He has not taken accounting classes that have included such topics, nor has he been required by his employers to have such knowledge.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. The company will need to file quarterly reports, annual reports and material change reports.   Our officer and director may not have the depth of accounting or legal expertise required for completion of these reports. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

At the moment, all financial transactions are recorded on QuickBooks to be turned over to appropriate accountants or auditors at the end of quarterly periods.  In the future the company anticipates having monthly reconciliations with its accountants.

Mr. Rudish is also a selling shareholder in this offering.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officer and director to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose his services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. Rudish, our sole officer and director. If we lose the services or financial support of Mr. Rudish, we will cease operations. Presently, Mr. Rudish is committed to providing his time and financial resources to us. However, Mr. Rudish does engage in other activities and only devotes and will devote a limited amount of time to our operations.

Risks Related to Our Business

Our success depends in part on our ability to update, expand, and develop new programs and specializations on a timely basis and in a cost-effective manner.

The updates, expansions of programs and the development of new programs and specializations may not be accepted by existing or prospective learners or employers. If we cannot respond to changes in market requirements, our business may be adversely affected. Even if we are able to develop acceptable new programs, we may not be able to introduce these new programs as quickly as learners require or as quickly as our competitors introduce competing programs. To offer a new academic program, we may be required to obtain appropriate federal, state and accrediting agency approvals, which may be conditioned or delayed in a manner that could significantly affect our growth plans. In addition, to be eligible for federal student financial aid programs, a new academic program may need to be certified by the Department of Education. If we are unable to respond adequately to changes in market requirements due to financial constraints or other factors, our ability to attract and retain learners could be impaired and our financial results could suffer.

Establishing new academic programs  requires us to make investments in management and capital expenditures, incur marketing expenses and reallocate other resources. We may have limited experience with the courses in new areas and may need to modify our systems and strategy or enter into arrangements with other educational institutions to provide new programs effectively and profitably. If we are unable to increase the number of learners, or offer new programs in a cost-effective manner, or are otherwise unable to manage effectively the operations of newly established academic programs, our results of operations and financial condition could be adversely affected.

Our financial performance depends on our ability to develop awareness among, and attract and retain, working adult learners.

Building awareness of Executive English Institute, and the programs we offer among working adult learners is critical to our ability to attract prospective learners. It is also critical to our success that we convert these prospective learners to enrolled learners in a cost-effective manner and that these enrolled learners remain active in our programs. Some of the factors that could prevent us from successfully enrolling and retaining learners in our programs include:
•	the emergence of more successful competitors;
•	factors related to our marketing, including the costs of Internet advertising and broad-based branding campaigns;
•	performance problems with our online systems;
•	failure to obtain the necessary accreditation;
•	learner dissatisfaction with our services and programs;
•	adverse publicity regarding us, our competitors or online or for-profit education generally;
•	price reductions by competitors that we are unwilling or unable to match;
•	a decline in the acceptance of online education; and
•	a decrease in the perceived or actual economic benefits that learners derive from our programs.

If we are unable to continue to develop awareness of Executive English Institute and the programs we offer, and to enroll and retain learners, our enrollments would suffer and our ability to increase revenues and maintain profitability would be significantly impaired.

Strong competition in the post-secondary education market, especially in the online education market, could decrease our market share, increase our cost of acquiring learners and put downward pressure on our tuition rates.

Post-secondary education is highly competitive. We compete with traditional public and private two-year and four-year colleges as well as other for-profit schools. Traditional colleges and universities may offer programs similar to ours at lower tuition levels as a result of government subsidies, government and foundation grants, tax-deductible contributions and other financial sources not available to for-profit institutions. In addition, some of our competitors, including both traditional colleges and universities and other for-profit schools, have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for potential learners and decrease our market share. We also expect to face increased competition as a result of new entrants to the online education market, including established colleges and universities that had not previously offered online education programs. Moreover, one or more of our competitors may obtain specialized accreditations that improve their competitive positions against us.

We may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business or results of operations. For example, as the market continues to mature, certain of our competitors have begun to reduce tuition rates. We may therefore be required to reduce our tuition or increase spending in response to competition in order to retain or attract learners or pursue new market opportunities. We may also face increased competition in maintaining and developing new marketing relationships with corporations, particularly as corporations become more selective as to which online universities they will encourage their current employees to attend and from which online universities they will hire prospective employees. These competitive factors could cause our enrollments, revenues and profitability to significantly decrease.

We operate in a highly competitive market with rapid technological change, and we may not have the resources needed to compete successfully.

Online education is a highly competitive market that is characterized by rapid changes in our learners’ technological requirements and expectations and evolving market standards. Competitors vary in size and organization from traditional colleges and universities to for-profit schools, corporate universities and software companies providing online education and training software. Each of these competitors may develop platforms or other technologies that are superior to the platform and technology we use. We may not have the resources necessary to acquire or compete with technologies being developed by our competitors, which may render our online delivery format less competitive or obsolete.

Government regulations relating to the Internet could increase our cost of doing business, affect our ability to grow or otherwise have a material adverse effect on our business.

The increasing popularity and use of the Internet and other online services has led and may lead to the adoption of new laws and regulatory practices in the United States or foreign countries and to new interpretations of existing laws and regulations. These new laws and interpretations may relate to issues such as online privacy, copyrights, trademarks and service marks, sales taxes, fair business practices and the requirement that online education institutions qualify to do business as foreign corporations or be licensed in one or more jurisdictions where they have no physical location or other presence. New laws, regulations or interpretations related to doing business over the Internet could increase our costs and materially and adversely affect our enrollments, revenues and results of operations.

General Risks Relating to Conducting Business in Asia, specifically, China. (The Peoples Republic of China is referred as to PRC)

Under China’s New Economic Information Technology law, (EIT), we may be classified as a “resident enterprise” of China. Such classification could result in unfavorable tax consequences to us.

Under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes, although the dividends paid to one resident enterprise from another may qualify as “tax-exempt income.” The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. The New EIT Law and its implementing rules are relatively new and ambiguous in terms of some definitions, requirements and detailed procedures, and currently no official interpretation or application of this new “resident enterprise” classification is available, therefore it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that our Nevada Company is a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, although under the New EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries through a Hong Kong sub-holding company would qualify as “tax-exempt income”. However, we cannot guarantee that such dividends will not be subject to withholding tax.

PRC economic, political and social conditions, as well as changes in any government policies, laws and regulations, could adversely affect the overall economy in China or the prospects of the online education market, which in turn could adversely affect our business.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for our products and services depend, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to participate in our online professional education courses, which in turn could reduce our net revenues.

Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the overall economy in China or the prospects of the online education market, which could harm our business.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources, which have for the most part had a positive effect on our business and growth. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us.

China’s social and political conditions are also not as stable as those of the United States and other developed countries. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have negative effects on our business and results of operations. In addition, China has tumultuous relations with some of its neighbors and a significant further deterioration in such relations could have negative effects on the PRC economy and lead to changes in governmental policies that would be adverse to our business interests.

Regulation and censorship of information distribution over the Internet in China may adversely affect our business, and we may be liable for information displayed on, retrieved from or linked to our proposed  websites

China has enacted laws and regulations governing Internet access and the distribution of news, information, audio-video programs or other contents, as well as products and services, through the Internet. In the past, the PRC government has prohibited the distribution of information through the Internet that it deems in violation of PRC laws and regulations. Under regulations promulgated by the State Council, the State Press and Publication Administration and the Ministry of Culture, Internet content providers and Internet publishers are prohibited from posting or displaying over the Internet content that, among other things:

•	opposes the fundamental principles of the PRC constitution;
•	compromises state security, divulges state secrets, subverts state power or damages national unity;
•	harms the dignity or interests of the state;
•	incites ethnic hatred or racial discrimination or damages inter-ethnic unity;
•	sabotages China’s religious policy or propagates heretical teachings or feudal superstition;
•	disseminates rumors, disturbs social order or disrupts social stability;
•	propagates obscenity, pornography, gambling, violence, murder, fear or abets the commission of crimes;
•	includes other content prohibited by laws or regulations.

If any of our Internet content were deemed by the PRC government to violate any of the above content restrictions, we would not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations. We may also be subject to potential liability for any unlawful actions of our clients or affiliates or for content we distribute that is deemed inappropriate. It may be difficult to determine the type of content that may result in liability to us, and if we are found to be liable, we may be prevented from operating our websites in China.

Risks Relating to this Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. INFRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

At present, our President and member of our Board of Directors beneficially own 88.23% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, he will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part sale of our company and it may affect the market price of our common stock.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets forth the use of proceeds from this offering:

Gross Proceeds	$60,000
Offering Expenses	$1,015.72
Net Proceeds	$60,000

The net proceeds will be used as follows:

Concept Development	$18,084.28
Internet	$2,000
Website Informational Marketing and advertising	$14,000
Legal and accounting	$5,000
Working Capital	$19,000

In the event that only $10,000 is raised in this offering $1,000 will be spent on internet, $5,000 on legal and accounting and $4,000 on Website Informational Marketing and advertising.

All proceeds from the sale of the 17,000,000 shares from existing shareholders will be paid directly to those shareholders.

Total offering expenses of $ 1,015.72 to be paid from the net proceeds of the offering are for Securities and Exchange Commission registration fees ($15.72), and transfer agent fees ($1,000) connected with this offering. No other expenses of the offering will be paid from proceeds.

Upon completion of the offering, we intend to immediately initiate the development of our informational website. We intend to hire an outside web designer to assist us in designing and building our informational website and retaining a third party service provider to build and maintain our network infrastructure and transaction processing system. We believe that it will take two to three months to create a workable informational website, network infrastructure, and transaction and data processing system. The cost of developing the informational website is estimated to be $5,000.

We estimate that our legal, auditing, and accounting fees to be $5,000 during the next 12 months.

The proceeds from the offering will allow us to operate for 12 months. Steve Rudish our sole officer and director, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise money in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•	our lack of operating history;
•	the proceeds to be raised by the offering;
•	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and
•	our relative cash requirements.

DILUTION OF THE PRICE PAID FOR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of  Feb. 28, 2009, the net tangible book value of our shares of common stock was $4,576 or approximately $.0003 per share based upon 17,000,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 20, 000,000 shares to be outstanding, will be $64,576 or approximately $.0033 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $.003 per share without any additional investment on their part. You will incur an immediate dilution of $.017 per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 22.22% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $60,000, or $0.02 per share. Our existing shareholders will own approximately 77.78% of the total number of shares then outstanding, for which they will have made contributions of approximately $.0009 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering	$.0003
Net tangible book value per share after offering	$.0033
Increase to present shareholders in net tangible book value per share after offering	$.003
Number of shares outstanding before the offering	17,000
Percentage of ownership after offering assuming maximum number of shares are sold.	77.78%

Purchasers of shares in this offering if all of the shares are sold:

Price per share	$.02
Dilution per share	$.003
Capital contributions	$60,000
Number of shares after offering held by public investors	20,000
Percentage of ownership after offering	22.22

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 3,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. In addition 17,000,000 shares are being sold by current shareholders. The offering price is $0.02 per share. The minimum offering is $10,000. In the event that $10,000 is not raised all funds will be returned to investors. Funds from this offering will be placed in a separate bank account at Bank of America, N.A. Its telephone number is (800) 432-1000. This account is not an escrow, trust or similar account. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Steve Rudish, our sole officer and director, will make the determination regarding whether the offering conditions regarding investor suitablity are satisfied. There are no finders involved in our distribution.

Our sole officer and director will not purchase shares in this offering.

Steve Rudish will not sell any of his shares in this offering until the Company shares are fully sold.

Steve Rudish is considered a promoter of this offering.

We will sell the shares in this offering through Steve Rudish, our sole officer and director. He will not receive any commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Rudish is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering. He is not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of Mr. Rudish and existing shareholders. Mr. Rudish will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. Rudish. Further, the shares will not be offered through any media or through investment meetings. Mr. Rudish will personally contact a potential investor.  The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in the United States.  Prior to selling our shares in the USA jurisdictions, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states where required and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened at Bank of America, N.A. The subscription price will be deposited into the account. Payment will be made by check or bank wire.

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

•	A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
•	Ordinary brokerage transactions and transactions in which the broker solicits purchasers
•	Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholder enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder (other than Steve Rudish our sole officer and director) has, or had, any material relationship with our officers or directors. No selling shareholder is affiliated with a broker/dealer.

LIST OF SELLING SHAREHOLDERS
As of Jan. 31, 2009

Name	Shares to be sold	Percentage ownership	Shares after offering	Percentage after offering
Steve Rudish	15,000,000	88.23%	0	0
NM Capital Corporation.	500,000	2.94%	0	0
Robert Sandoval	500,000	2.94%	0	0
Theory Capital Corp.	500,000	2.94%	0	0
Matrix venture Capital	500,000	2.94%	0	0
Number of Shareholders:	5

To our knowledge, no selling shareholder (other than Steve Rudish our sole officer and director) had any relationship with an officer and Director. Steve Rudish is considered a promoter of this offering.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing.

If you decide to subscribe for any shares in this offering, you must:

1.           execute and deliver a subscription agreement:

2.           deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Executive English Institute, Inc. and sent to Executive English Institute, Inc. 5453 Beach Pine Street Las Vegas, NV 89130

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of America N.A.

BUSINESS

Executive Summary

Introduction:

With rapid advancements in technology and communication the impact of traditional methodologies of teaching within the confines of a physical plant have been diminished. Further, the advancements in technology, particularly the rapid ascent of the Internet, have allowed once isolated countries to become open territories for global expansion. The purpose of this start-up company is to harness the powers of technology in conjunction with the deliveries of traditional pedagogy to unveil an online program that will provide English Language acquisition to non-native English speakers.

Several Asian countries and China in particular have become hotbeds of commerce. Multi-national businesses frequently are housed abroad with locations in the U.S. and other English speaking countries. Middle level management workers whose business acumen would place them among candidates to move into upper management are frequently hindered by their lack of mastery of the English language and American culture skills. Upper management in companies described above have expressed frustration with otherwise qualified employees who lack such skills. A vacuum currently exists in the blending together the business acumen attained on the job with English language and American culture skills that would make Chinese and other Asian businessmen and women viable candidates for management positions in America.

The Company:

At present Executive English Institute, Inc is a start-up company. The company was incorporated on December 18, 2008 as a Nevada C corporation. The company has a single office located at 5453 Beach Pine Street Las Vegas, NV 89130

Our key competitive advantage is the in-house our developed knowledge base. We intend to hire employees who have extensive knowledge gleaned from their respective histories in the fields of online learning, distance education, accreditation, and the development of curricular content; specifically within the domain of English Language and social structure. Mr. Rudish’s accomplishments spans over twenty five years in K-12 and higher education administration and teaching experience. He has taught many courses in basic English composition, reading, and developing written projects that encompasses the English Language at all grade levels including graduate courses. He also possesses other credentials that allow him to teach to lower level students who has deficits with the English Language Acquisition.

We will offer a wide range of online education and test preparation courses and other related services and products. Our courses are designed to help professionals and other course participants obtain and maintain the skills, licenses and certifications necessary to advance their careers. Furthermore, multinational companies in Asian countries, particularly China, will be targeted to underwrite the project for their own middle management workers who show promise to move into upper management internationally. Some may have a level of proficiency in English, but we intend to provide improvement to help our clients obtain a better grasp of Business English including the use of colloquialisms, as well as American business customs and culture.

Company Summary

We will be a Corporate Training Center that will deploy two areas of service. First, our staff development and language immersion programs will target China and other Asian countries. Our staff development and language immersion offerings combine competency-based curricula with the convenience and flexibility of an online learning format. We design our offerings to help working adult learners develop specific competencies that they can employ in their workplace. We actively support and engage with our learners throughout their programs to enhance their prospects for successful program completion. Our company will specifically target organizations in Asia that want to increase proficiency with the English Language communication; either through oral conversations or written. This will be accomplished by a series of online lectures from basic reading phonetics to increase reading fluency to online lectures on basic English writing compositions. As a result,  designed to assist working adults develop English Communication (oral and written) competencies that can be employed in their workplace.

Furthermore, we intend to provide additional training in the United States to bridge theory learned during the language immersion portion online. That is, final completion of the language immersion program is done physically within the United States to facilitate concrete learning. In addition to providing language immersion programs, our company will also deploy staff development training programs via an online format, as well as test preparation courses. Finally, we believe that the relevance and convenience of our programs provide a quality educational experience for our learners.

Executive English Institute, Inc. has been established as a Nevada based Corporation with one principal, who had owned 100% shares in the company. Mr. Steve Rudish has extensive experience within the field of education as a teacher and as an administrator.

Target Market Segment Strategy

China’s education market is large and growing rapidly as a result of favorable demographic and consumer spending trends and the increased importance placed on higher and professional education.

According to the China Statistical Yearbook (2007), in 2006, approximately 686 million people in China were between the ages of 5 and 39. Urbanization has increased the proportion of China’s population living in urban areas from 36.2% in 2000 to 43.9% in 2006, as stated in the China Statistical Yearbook (2007), and is expected to continue to increase. According to the National Bureau of Statistics of China, average per capita annual consumption expenditures in urban areas in China have increased, from approximately $712.8 in 2000 to approximately $1,240.3 in 2006. Consumption expenditure on education, cultural and recreational services accounted for 13.8% of total annual consumption expenditures per capita in urban households in 2006, the second largest category after food. We believe these demographic and consumer trends are making people in China increasingly willing to invest in higher and professional education.

Recent years have seen an increasing demand for professional education and test preparation services in China. We believe the need for Chinese companies to steadily improve the skills and effectiveness of their workforce to compete effectively with foreign competitors will create growing demand for qualified professionals in areas such as accounting, law, finance, healthcare, information technology and general management. Increasing competition in the job market coupled with the possibility of improvements in career prospects are motivating job seekers and working professionals to develop their skills and knowledge further, and to better equip themselves with relevant professional skills and qualifications. According to the 2008 China center for information Industry Development (CCID) Report, the professional education and test preparation market in China has grown from $6.4 billion in 2005 to $10.7 billion in 2007 and is expected to reach $22.1 billion in 2010.

Online learning is gaining popularity as a means of receiving professional education and is particularly attractive to working professionals and employers. Given the anticipated increase in China’s higher and professional education participation rates, the growth of Internet use and improvements in online payment systems in China, we believe that online education represents an attractive market opportunity.

Market Growth Strategy

Our goal is to strengthen our future position as one of the leading providers of online education in China by pursuing the following growth strategies:

Expand course offerings to increase course enrollments
Our goal is to leverage our experience to further expand our course offerings into new markets and to increase the number of courses in the existing industries and subject areas that we cover. We aim to offer new courses in disciplines which we believe are in high demand in Asia, particularly China. When we identify disciplines in high demand, we introduce online training courses that leverage our online platform and content development expertise to serve professionals in those disciplines. We intend to continuously evaluate new, high growth areas of education that are in demand by professionals in China and develop new courses and services in these areas.

Develop lifelong learning programs to increase spending on our services by each course participant
We plan to capitalize on our position in the online education market to provide a comprehensive suite of courses, services and products that satisfy the learning needs of course participants in a variety of industries and professions. We intend to introduce test preparation courses relating to the Higher Education Examinations for Self-Taught Learners that allow course participants to take online pharmacy, nursing, dentistry, and medicines courses online to prepare students to take foreign professional licensure examination.

Increase enrollments in existing courses
We believe that building our brand and reputation for providing high-quality courses with superior course-related services will allow us to reach a broader base of course participants and increase new enrollments and our market share. We plan to continue to enhance our brand name and reputation by consistently offering high-quality courses and course-related support. We seek to maintain our reputation for high-quality courses by regularly enhancing the interactive features of our courses and upgrading technology used for our future websites, as we believe superior delivery of our courses over the Internet is important to attracting and retaining course participants.

Competition

We face competition from providers of traditional offline education including, existing English emersion and corporate staff development program. Additional competition will come from online and offline test preparation services and we expect to face increasing competition from existing competitors and new market entrants in the online education and test preparation market.

The provision of professional education and test preparation courses over the Internet is a relatively new concept in China. Although it is increasingly perceived as an acceptable means of receiving training and instruction, traditional classroom instruction is still generally perceived as a more accepted method. We therefore compete with traditional in-person educational institutions and training centers in the various areas for which we offer courses.

Our Competitive Strengths

We believe we have the following competitive strengths:

Commitment to Academic Quality:  We are committed to providing our learners with a rewarding and challenging academic experience. Our commitment to academic quality is a tenet of our culture, and we believe that quality is an important consideration to those learners who choose Executive English Institute, Inc. The impact of this commitment will be evident in the satisfaction of our learners both during their educational experience and completion of their choice of program.

Exclusive Focus on Online Education:  In contrast to institutions converting traditional, classroom-based educational offerings to an online format, our academic programs have been designed solely for online delivery. Our curriculum design offers flexibility while promoting a high level of interaction with other learners and faculty members. Our faculty will be trained to deliver online education, and our learner support infrastructure was developed to track learner progress and performance to meet the needs of online learners.

Hybrid curricular design: Our exclusive online component will be paired with an in-classroom experiential facet and academic aftercare provided in the U.S. that will be unique in the industry.

Extensive Learner Support Services:  We provide extensive learner support services, both online and telephonically. Our support services include academic services, such as advising, writing and research services. We believe our commitment to providing high quality, responsive and convenient learner support services encourages course and contributes to our high learner satisfaction.

Our Research and Development

We are not currently conducting any research and development activities. For the purposes of developing a client base, we intend to rely on concepts and other intellectual property developed by Steve Rudish, our sole officer and director. Mr. Rudish is under no contractual obligation to the Company to continue to solicit new clients nor is he under any contractual obligation to assign his rights to new clients for the Company at this time. We do not intend to use any other person other than Mr. Rudish as a source for establishing our client base. We intend to rely on third party service providers to continue the development of concepts developed by Mr. Rudish and assigned to Executive English Language Institute, Inc.

Proprietary Rights

See risk factors section of this prospectus for discussion on the intellectual property issues we face in our business.

Employees

As of June 1, 2009 , we have no employees other than our sole officer and director. We anticipate that we will not hire any employees in the next twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our sole officer and director, Steve Rudish.

Facilities

Our executive, administrative and operating offices are located at 5453 Beach Pine Street, Las Vegas, NV 89130 This is also the office of our sole officer and director, Steve Rudish. Mr. Rudish makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

MANAGEMENT'S DISCUSSION AND ANAYLSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our subscription website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations,  We believe the technical aspects of our subscription website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments and/or loans by others in our company. We must raise cash to implement our project and begin our operations. We anticipate the money we raised from a private placement memorandum and the money we raise in this offering will last 12 months.  The private placement was completed prior to the submission of this registration statement.   The proceeds from this private offering placement were $10,000.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Upon the assumption we raise at least $10,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months.

Approximately 90 days after we complete our public offering, we intend seek future funding from private investments and through Private Investment in Public Entity (PIPE) Financing.

The company intends to be licensed to do business in Nevada and does not anticipate any additional licensing needs.

Upon completion of our public offering, our specific goal is to market our informational website for new clients.

We intend to accomplish the foregoing through the following milestones:

1.
Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.
After completing the offering, we will establish relationships through our informational website. we will hire an outside web designer to begin development of our informational website and begin negotiations with service providers to develop our network infrastructure and transaction processing systems. The negotiation of service providers and the development and maintenance of the company website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our informational website will take approximately two months, and developing workable versions of our network infrastructure and transaction processing systems will take approximately three months. A detailed breakdown of the costs of developing our subscription website, network infrastructure and transaction processing systems is set forth in the Use of Proceeds section of this prospectus. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we have to develop our client base, network infrastructure. We are seeking equity financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on December 18, 2008 to Feb. 28, 2009

Since inception, we issued 15,000,000 shares of common stock to our sole officer and director for professional services and organizational costs and 2,000,000 shares of common stock to four investors for $10,000 in cash.

Total 17,000,000 shares.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. If we raise at least $10,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully attract customers to our subscription website, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by Mr. Rudish.

Pursuant thereto, if no funds are raised in our offering then Mr. Rudish has agreed not to seek repayment of expenses he has paid on our behalf and we will not be liable to Mr. Rudish or any other party for payment of expenses undertaken by Mr. Rudish on our behalf. If we do not raise at least $10,000 in this offering, we will not be able to satisfy our cash requirements and will immediately go out of business.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise at least $10,000 from this offering, we estimate it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 17,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933.

As of Feb. 28, 2009, our total assets were $4,576 and our total liabilities were $0. As of  Feb. 28, 2009, we had cash of $4,576.  Steve Rudish, our sole officer and director, is willing to provide us the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Any liabilities to Mr. Rudish of money advanced by our sole officer and director will not be repaid from the proceeds of this offering.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of  Jan. 31, 2009 regarding the number of shares of common stock of Executive English Institute, Inc., beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of  Executive English Institute, Inc. stock.

	Shares Before		Shares After
Name and Address of	the Offering/		the Offering/
Beneficial Owner(1)(2)	Percent of Class		Percent of Class

Steve Rudish	15,000,000	(88.23%)	15,000,000	(75. %)
5453 Beach Pine Street
Las Vegas, NV 89130

(1) All directors, named executive officers, and persons owning 5% or more of Executive English Institute, Inc’ stock have sole voting and investment power with respect to the shares listed.

(2) No director, named executive officer, or persons owning 5% or more of Executive English Institute, Inc' stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

There are no arrangements currently in place which may result in a change of control of Executive English Institute, Inc.

MANAGEMENT

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Steve Rudish	60	President, Chief Executive Officer,
5453 Beach Pine Street		Chief Financial Officer,
Las Vegas, NV 89130		Secretary and sole Director

Our sole director will serve until his successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

Background of Our Sole Officer and Director

Steve Rudish--President, Chief Executive Officer, Chief Financial Officer Secretary, and Sole Director.

STEVE RUDISH

Teacher, Assistant Principal, Principal for the last 30 years in the Clark County School District, Las Vegas, Nevada

Site Administrator for Nova Southeastern University for 20 years (part-time)

Director, Program Development for Nova Southeastern University for five years

President/Owner of Astro-Rent-A-Car

President/Owner of Ice Cream Chariot, Inc., Las Vegas, NV, for two years

President/Owner of Rudy’s Lawn Maintenance

Rudish Enterprises
•	Owned and maintained three rental houses and six apartments in Las Vegas, NV
•	Land investment in Nevada, Arizona, and Utah

Supervisor for Levi Strauss & company, Henderson, NV for two years

Chauffeur for Whittlesea VIP Limousines, Las Vegas, NV, for eight years (part-time)

EDUCATIONAL BACKGROUND

Master of Science: Administration and Supervision from Nova Southeastern University

Bachelor of Science: Education, Brigham Young University, Provo, Utah

RELATED PROFESSIONAL AND CONSULTING SERVICES

•	Inservice Annual Clark County School District Student Assistance Programs
•	Developed the “Prime Time” Truancy Program at Kenny Guinn Jr. High School
•	Guest Speaker at UNLV for new administrators in Clark County School District
•	Received the Excellence in Education Award for the “Prime Time” Truancy Program
•	Member of the Clark County Report Card Committee
•	Elementary Education Security Plan Task Force
•	Principal’s Conversation Groups
•	Attended the annual Conference of the Nevada Association of School Administrators
•	Standards Alignment Steering Committee (State of Nevada)
•	Liaison for Nova Southeastern University with the Nevada State Department of Education
•	Organized the Annual “JING” Conferences (Job Incentives for Nevada Graduates)

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Rudish plans on devoting approximately 20 hours per week to Executive English Institute, Inc. The only conflict that exists is Mr. Rudish's devotion of time to other projects. Mr. Rudish's current work interests, noted above, are not competitors of the Company since the purpose of these other activities will not conflict with our company’s business.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on Dec. 18, 2008 through March 31, 2009, to our sole officer and director. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

					Long Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	Other Annual
Name and	Years	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Principle Position		($)	($)		($)	SARs (#)	($)	($)

Steve Rudish,	2008	0	0	0	15,000,000[1]	0	0	0
President, Secretary,		0	0	0	0	0	0	0
Treasurer,		0	0	0	0	0	0	0
and Director

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

1 Mr. Rudish’s professional service includes payment of the organational costs of the corporation, creating and implementation of the business plan.  Mr. Rudish believed that $15,000 in compensation is a reasonable amount for completion and implementation of the business plan.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at  100 F. Street N.E. , Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 17,000,000 shares of common stock outstanding which are restricted securities that may in the future become eligible to be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. These shares are being registered in this registration. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing 6 months after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period.  Upon effectiveness of this registration, such shares will no longer be covered by Rule 144 other than as it may relate to Affiliate sales limitations.

The number of holders of record of shares of our common stock is five. On December 18, 2008, Steve Rudish, our founder, sole officer and director, was issued 15,000,000 shares of common stock, and on January 8, 2009, Theory Capital Corp, on January 15, 2009 NM Capital Corporation, and on February 2, 2009 Matrix venture Capital, Inc. and Robert M. Sandoval, Jr. purchased 500,000 shares of common stock each, all of which are restricted securities. A total of 17,000,000 shares.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue One Hundred Million (100,000,000) shares of Common Stock (the “Common Stock”) of Par Value of ($0.001).  As of the date of this Offering the Company had 17,000,000 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities.  The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company.  There is no conversion, redemption, sinking fund or similar provisions regarding the Common Stock.  All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock.  Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights.  The Shares of Common Stock outstanding at the Closing will be validly issued, fully paid and non-assessable.  The Company has issued no options or warrants to any individual or entity.

Upon any liquidation, dissolution or winding-up of Executive English Institute,  Inc, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

Preferred Stock

The Company does not have any authorized shares of Preferred Stock.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote per Share for each Common Share held of record by Company shareholders.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth.  For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business.  Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Transfer Agent

Empire Stock Transfer in Henderson, Nevada is our transfer agent.

Shares Eligible for Future Sale

The Securities of the Selling Shareholders offered hereby currently are "restricted securities" as that term is defined in SEC Rule 144 of the 1933 Securities Act ("Rule 144"), and may not be resold without registration under the Securities Act.  Provided certain requirements are met, the Shares of Common Stock purchased hereunder may be resold pursuant to Rule 144 or may be resold pursuant to another exemption from the registration requirement.  Upon the effectiveness of this offering such shares will no longer be governed by Rule 144 unless they fall under the Affiliate sales limitation rules.   Any additional shares the Company would issue after this offering may fall under Rule 144 unless registered.

Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held 6 months or more, may sell in every three months the greater of: (a) an amount equal to one percent of the Company's outstanding shares; or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale.  Persons who are not affiliates of the Company may sell shares beneficially owned for at least one year at the time of the proposed sale without regard to volume restrictions.  Lastly, there is no existing public or other market for the Shares, and there is no assurance that any such market will develop in the foreseeable future.

It is anticipated that all of the Shares sold pursuant to this Offering, unless acquired by affiliates, may not be subject to restrictions on transferability, depending on registration with individual states, and will, upon issuance, be eligible for sale into any public market which may develop for the Common Stock of the Company upon compliance with registration requirements as promulgated under the Securities Act of 1933 and according to appropriate state securities laws.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined in Item 509 of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 18, 2008, we issued 15,000,000 shares of restricted common stock to Steve Rudish, our sole officer and director, in consideration for professional services and organizational costs valued at $15,000.  Prior to February 3, 2009, we issued an additional 2,000,000 of restricted common stock for $10,000 in cash to four entities.

This represents the complete interests of our current shareholders prior to any further issuance of stock under this registration statement. A total of 17,000,000 restricted shares issued and outstanding.

Our executive, administrative and operating offices are located at Mr. Rudish's office. Mr. Rudish provides space for the company's operations at no charge. There is no written agreement evidencing this arrangement.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICTION FOR SECURITES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements for the period from inception to Feb. 28, 2009 included in this prospectus, have been audited by The Blackwing Group, LLC telephone (816) 813-0098, as set forth in their report included in this prospectus.

Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Abby Ertz, Esq., is our legal counsel in providing an opinion for this filing.

EXECUTIVE ENGLISH INSTITUTE, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF

DECEMBER 18, 2008 (DATE OF INCEPTION)

TO FEBRUARY 28, 2009

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Executive English Institute, Inc. (A Development Stage Company)
5453 Beach Pine Street
Las Vegas, NV 89130

We have audited the accompanying balance sheet of Executive English Institute, Inc. (A Development Stage Company) as of February 28, 2009, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Executive English Institute, Inc. (A Development Stage Company) as of February 28, 2009, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC
Issuing Office: Independence, MO
March 29, 2009

EXECUTIVE ENGLISH INSTITUTE, INC. (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
FEBRUARY 28, 2009

ASSETS

Current Assets
Cash and Cash Equivalents	4,576
Total Current Assets	4,576

Total Assets	4,576

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity
Capital Stock (17,000,000 issued and outstanding)	17,000
Additional Paid In Capital	8,000
Retained Earnings	(20,424)
4,576

Total Liabilities and Stockholders' Equity	4,576

See Accountants’ Audit Report.

EXECUTIVE ENGLISH INSTITUTE, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED FEBRUARY 28, 2009

Total Income	-

General and Administrative Expenses
Auditing	2,500
Accounting	200
Organization Costs	15,000
Legal	1,500
Consulting	1,200
Office Expenses	24
Total Expenses	20,424

Net Income (Loss)	$(20,424)

Net Income (Loss) per share - 17,000,000 shares issued

Weighted Average Number of shares - 15,944,444	(0.001)

See Accountants’ Audit Report.

EXECUTIVE ENGLISH INSTITUTE, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED FEBRUARY 28, 2009

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$(20,424)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
(Increase) decrease in:
Accounts Receivable	-
Increase (decrease) in:
Accounts Payable	-
Net Cash Provided (Used) By Operating Activities	(20,424)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Capital Contributions	25,000
Net Cash (Used) By Financing Activities	25,000

NET INCREASE (DECREASE) IN CASH	4,576

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$4,576

See Accountants’ Audit Report.

EXECUTIVE ENGLISH INSTITUTE, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON DECEMBER 18, 2008
(Expressed in US Dollars)

Capital Stock Issued (no par value)	Number of	Par	Additional Paid	Deficit	Total Stockholders'
	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- at December 18, 2008	15,000,000	0.001	-	-	15,000

- January 9, 2009	500,000	0.001	2,000	-	2,500

- January 15, 2009	500,000	0.001	2,000	-	2,500

- February 2, 2009	1,000,000	0.001	4,000	-	5,000

to February 28, 2009				(20,424)	(20,424)

Balance as of February 28, 2009	17,000,000	0.001	8,000		4,576

See Accountants’ Audit Report.

EXECUTIVE ENGLISH INSTITUTE, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 18, 2008
 TO FEBRUARY 28, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Executive English Institute, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

Executive English Institute, Inc. (the Company) was incorporated in the State of Nevada on December 18, 2008, as a Nevada C Corporation. Executive English Institute, Inc. was established to harness the powers of technology in conjunction with the deliveries of traditional pedagogy to unveil an online program that will provide English Language acquisition to non-native English speakers. The Company has elected a fiscal year end of December 31st.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

EXECUTIVE ENGLISH INSTITUTE, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 18, 2008
 TO FEBRUARY 28, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment (continued)

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company will provide courses designed to help professionals and other course participants obtain and maintain the skills, licenses and certifications necessary to advance their careers. The Company reports income and expenses on the accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred. In this specific industry revenue from course is recognized upon enrollment in the course. Refunds for course tuition will only be given when unusual circumstances merit a refund. The board will review each case when a refund is requested. The Company currently has not developed any courses for recognition of revenue.

Cost of Goods Sold

Job costs include all direct materials, and labor costs and those indirect costs related to contracted services. Selling, general and administrative costs are charged to expense as incurred.

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses.

EXECUTIVE ENGLISH INSTITUTE, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 18, 2008
 TO FEBRUARY 28, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Executive English Institute, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Executive English Institute, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Common Stock

The Company has authorized common stock and has not authorized any other form of stock including preferred stock.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In May, 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60” (SFAS 163). This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years,

EXECUTIVE ENGLISH INSTITUTE, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 18, 2008
 TO FEBRUARY 28, 2009

Recently Issued Accounting Pronouncements (Continued)

except for some disclosures about the insurance enterprise’s risk-management activities. This Statement requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period (including interim periods) beginning after issuance of this Statement. Except for those disclosures, earlier application is not permitted.  The adoption of this statement will have no material effect on the Company’s financial condition or results of operations.

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS No. 162). This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The sources of accounting principles1 that are generally accepted are categorized in descending order of authority as follows:

a. FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB

b. FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position

c. AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics)

d. Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

 The adoption of this statement will have no material effect on the Company’s financial condition or results of operations.

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

EXECUTIVE ENGLISH INSTITUTE, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 18, 2008
 TO FEBRUARY 28, 2009

NOTE B – PRIVATE PLACEMENT OFFERING

In December 2008, the Company undertook a private offering of Two Million (2,000,000) shares of common stock. The stock was offered with a price of .005 per share. The private placement offering was made pursuant to a non-public offering exemption from the registration requirements imposed by the Securities Act of 1933, under Regulation D, Rule 506, and amended (“1933 ACT”). Purchase of the Shares was limited to subscribers who met the suitability standards within the meaning of Rule 501 promulgated under the Act, who can afford to bear the loss of their entire investment, and who agree to certain restrictions on the transferability of their Shares.

NOTE C – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to face strong competition from well-established companies and small independent companies. Accordingly, the Company expects to compete on the basis of price (or the value to the customer of the services performed) and, on the basis of their established reputation among customers as a quality provider of management services and our locality of operation. Without a strong performance in the growth process Management expects to be less able than our larger competitors to handle generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and Management may not have adequate resources without the strong public response anticipated to enable the Company to take advantage of such advances.

NOTE D – INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes.”  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At December 31, 2008, the Company had no deferred tax assets calculated at an expected rate of 34% arising from net operating loss carryforwards for income tax purposes.  Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.

EXECUTIVE ENGLISH INSTITUTE, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF DECEMBER 18, 2008
 TO FEBRUARY 28, 2009

NOTE D – INCOME TAXES (continued)

Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

NOTE E – NET LOSS PER COMMON SHARE

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of One Million Nine Hundred Nine Thousand Ninety (15,944,444) outstanding in the development period ending February 28, 2009.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$15.72
Transfer Agent Fees	$1,000 .00
TOTAL	$1,015.72

RECENT SALES OF UNREGISTERED SECURITIES.

On December 18, 2008 Executive English Institute, Inc.  Transferred 15,000,000 restricted shares of common stock to Steve Rudish for professional services and organizational costs valued at $15,000 under an exemption contained in Section 4(2) of the Securities Act of 1933. At the time of the issuance, the founder had fair access to and was in possession of all available material information about our company, as the sole officers and directors of the company. This issuance was offered only to the founder and involved no general solicitation. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. The founder is sophisticated in investing. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Prior to February 3, 2009, a Private Placement Memorandum consisting of restricted shares of common stock were sold to: Theory Capital Corp, (January 8, 2009) NM Capital Corporation (January 15, 2009). Matrix venture Capital, Inc. (February 2, 2009) and Robert M. Sandeoval, Jr. (February 2, 2009) under an exemption contained in Section 4(2) of the Securities Act of 1933 totaling 2,000,000 shares for $10,000 in cash (500,000 shares each). Executive English Institute, Inc., relied in Section 4(2) of the Securities Act as its exemption from registration when it issued those shares of common stock. At the time of the issuance, the investors had fair access to and were in possession of all available material information about our company. The issuance was offered only to these 4 individuals and involved no general solicitation.  The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. The investors are sophisticated in investing.  On the basis of these facts, we claim that the issuance of stock to these investors qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

Exhibit No.                      Description

3.1                      Certificate of Formation of Executive English Institute, Inc.
3.2                      Bylaws of Executive English Institute, Inc.
5.1                      Opinion of Abby Ertz, Esq.—Consent of Abby Ertz, Esq.
23.1                    Consent of The Blackwing Group, LLC., Audit
99.1                    Form of subscription agreement for Common Stock.

UNDERTAKINGS.

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (�230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.           The undersigned registrant hereby undertakes that:

1.                      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.                      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the  City of Las Vegas, State of Nevada on  June 9, 2009.

Executive English Institute, Inc.

By:  /s/ Steve Rudish
Steve Rudish
President, Secretary, Treasurer, and Director

           Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on June 9, 2009:

Signature                                                      Title
/s/ Steve Rudish                                           President, Secretary, Treasurer, and Director
Steve Rudish                                                Chief Executive Officer, Chief Financial
                                                                        Officer and Chief Accounting Officer